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                                                                 Exhibit 10.13.5

                               GUARANTY AGREEMENT
                           (STATE FARM LOAN NO. 13551)

         THIS GUARANTY AGREEMENT ("Guaranty") made and executed this 6th day of November, 2001 by ROBERTS REALTY INVESTORS, INC., a Georgia corporation, ("Guarantor") whose address for purposes of this instrument is Attention:
Charles R. Elliott, Chief Financial Officer, 8010 Roswell Road, Suite 120, Atlanta, Georgia 30350 to and in favor of STATE FARM LIFE INSURANCE COMPANY, an Illinois corporation, ("State Farm") whose address for purposes of this instrument is Attention: Corporate Law-Investments, One State Farm Plaza, E-3, Bloomington, Illinois 61710-0001;

                              W I T N E S S E T H:

         WHEREAS, Roberts Properties Residential, L.P., a Georgia limited partnership, ("Borrower") has requested and made application to State Farm for a mortgage loan in the principal amount of Twenty-One Million and 00/100 Dollars ($21,000,000.00); and

         WHEREAS, State Farm has approved and agreed to make a mortgage loan in that amount to Borrower ("Loan") on those terms and subject to those conditions set forth with particularity in State Farm's Loan Commitment No. 13551 dated September 26, 2001 and all amendments thereto (collectively, the "Commitment"), including, among others, the condition that Guarantor execute and deliver this Guaranty to and in favor of State Farm; and

         WHEREAS, the Loan is evidenced by a certain Promissory Note executed by Borrower to and in favor of State Farm in the principal amount of Twenty-One Million and 00/100 Dollars ($21,000,000.00) of even date herewith ("Note") and is secured by, among other documents and instruments, a Mortgage and Security Agreement executed by Borrower to and in favor of State Farm of even date herewith ("Mortgage") encumbering certain real property and other property, rights and interests more particularly described therein (collectively, "Premises"); and

         WHEREAS, State Farm is unwilling to make the Loan to Borrower unless Guarantor guarantees certain obligations of Borrower as hereinafter provided; and

         WHEREAS, Guarantor is the sole general partner of Borrower and in such capacity has certain financial and ownership interests in Borrower; and

         WHEREAS, Guarantor recognizes and acknowledges that the financial success of the Borrower will directly benefit Guarantor and its shareholders and Guarantor, therefore, deems it to be to the business and financial advantage and benefit of Guarantor and its shareholder that Guarantor execute and deliver this Guaranty;

         NOW THEREFORE, for and in consideration of the premises hereof, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor does hereby, for the benefit of State Farm, covenant, stipulate and agree as follows, to wit:


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1.       RECITALS. The recitals hereinabove set forth in the premises of this
Guaranty are true and correct and are by this reference thereto incorporated into this Guaranty.

2. DEFINITION OF TERMS. Those capitalized terms not otherwise defined herein shall have those definitions and meanings ascribed to such terms in the Mortgage and other Loan Documents (as defined in the Mortgage).

3. GUARANTEED OBLIGATIONS. Guarantor does hereby unconditionally and absolutely guarantee to State Farm the full and prompt payment to State Farm of the following obligations ("Guaranteed Obligations"), to wit:

                  A. After the occurrence of any Event of Default under any of the Loan Documents:

                           (i) An amount equal to any Rents received by any of the Exculpated Parties from tenants of the Premises and not applied to the Indebtedness or the ordinary operating expenses of the Premises during Borrower's current fiscal year;

                           (ii) An amount equal to any Rents from the Premises not paid by tenants due to Borrower's failure to perform the landlord's obligations under any lease or leases of the Premises or any part thereof;

                           (iii) Any amount(s) necessary to repair or replace any damage to or destruction of the Premises which is caused by the willful or wanton act or willful or wanton omission of any of the Exculpated Parties;

                           (iv)     Any sums expended by State Farm in
                  performance of or in compliance with the obligations of the landlord under all covenants, agreements and provisions of any Lease assigned to State Farm as security for the Indebtedness and Obligations, due to Borrower's failure or refusal to perform such obligations;

                  B. An amount equal to any casualty or liability insurance proceeds or condemnation awards received by any of the Exculpated Parties and not delivered over to State Farm or used for Restoration of the Premises;

                  C. An amount equal to any costs, expenses, damages, attorneys' and paralegals' fees or other liabilities or obligations incurred by State Farm, directly or indirectly arising out or on account of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence on, under, or about the Premises of any materials, substances, or wastes defined or classified as hazardous or toxic under applicable federal, state or local laws or regulations or arising out of or from any failure on the part of Borrower or Guarantor to comply with the provisions of the Environmental Indemnification Agreement; (provided, however, that the Guarantor's


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         obligations hereunder shall not apply to any costs incurred by or imposed upon State Farm with respect to any event arising subsequent to State Farm taking title to the Premises by foreclosure or deed in lieu of foreclosure unless such costs are incurred in connection with an event related to a condition existing at the Premises prior to or at the time of such foreclosure or deed in lieu of foreclosure); and

                  D. An amount equal to any loss, damage, cost, expense, liability or obligation suffered or incurred by State Farm arising out or on account of or based upon any fraud or willful misrepresentation of a material fact by any of the Exculpated Parties in any document executed or presented to State Farm in connection with the Loan.

                  E. An amount equal to the aggregate sum of any and all tenant security deposits required to be paid by State Farm to any tenants of the Premises (or any other party) and not reimbursed to State Farm by Borrower or any Exculpated Party and any and all damages, costs and expenses, including, without limitation, attorneys' and paralegals' fees, suffered or incurred by State Farm by reason or on account of the failure of Borrower or any Exculpated Party to account for and turn over to State Farm any tenant security deposits received by Borrower or any Exculpated Party as required by the Leases or the Loan Documents.

Guarantor hereby agrees that the Guaranteed Obligations shall be paid by Guarantor to State Farm upon demand of State Farm in lawful money of the United States of America in accordance with the terms and provisions of this Guaranty.

4. INDEMNIFICATION. Guarantor shall, and does hereby absolutely and unconditionally agree, to indemnify, defend and save and hold State Farm harmless from and against any and all losses, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred by State Farm on account of or with respect to the Guaranteed Obligations.

5. GUARANTY OF PAYMENT. This Guaranty is a guarantee of payment and not of collection. Accordingly, the obligations of Guarantor under this Guaranty shall be absolute and unconditional, irrespective of the validity, legality or enforceability of the Note, Mortgage or other Loan Documents and shall not be affected by any action taken by State Farm under the Loan Documents in the exercise of any right, power or remedy therein conferred, or by any failure or omission on the part of State Farm to enforce any right conferred thereby, or by any waiver on the part of State Farm of any covenant or condition therein provided; it being the purpose and intent of this Guaranty that the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by Guarantor's payment of the Guaranteed Obligations as herein provided.

6. CHANGES OF STATUS. Guarantor hereby acknowledges and agrees that this Guaranty and the obligations of Guarantor hereunder shall not be affected and shall not be discharged by reason of any change in the status of Borrower, including, without limitation, changes in name or structure of Borrower; merger or consolidation of Borrower with any other entity or entities, or


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the transfer of all or any part of Borrower's assets to another entity;
termination or dissolution of Borrower; the filing of a petition by or against Borrower under the bankruptcy laws of the United States, or the voluntary or involuntary takeover of Borrower by Borrower's creditors; additions or losses of partners of Borrower by death, succession or otherwise; any change in the status of Guarantor with respect to Borrower, including, without limitation, termination, transfer or conveyance of Guarantor's ownership interest in Borrower or in any partners of Borrower, whether general or limited, or termination or resignation of Guarantor as the sole general partner of Borrower; or changes in operating procedures, management or in the nature or location of Borrower's business.

7. GUARANTY IRREVOCABLE. This Guaranty shall be irrevocable by Guarantor until all indebtedness of Borrower to State Farm shall have been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Loan Documents, including, without limitation, the Environmental Indemnification Agreement, shall have been fully and completely performed.

8. WAIVER OF SUBROGATION. Guarantor shall not exercise any rights which Guarantor may acquire by way of subrogation under this Guaranty, by virtue of any payment made hereunder or otherwise, until the entire indebtedness of Borrower to State Farm evidenced and represented by the Note or otherwise incurred pursuant to the Mortgage or any other Loan Document securing said indebtedness shall have been paid in full.

9. REMEDIES. In the enforcement of this Guaranty, State Farm shall have and be entitled to exercise any and all remedies provided herein and otherwise provided by law. All rights, powers and remedies of State Farm under this Guaranty and under any agreement between Borrower and State Farm or between Guarantor and State Farm, now, or at any time hereafter enforced, shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies provided and available to State Farm by law. No exercise of, delay in exercising, or omission to exercise, any rights, powers or remedies by State Farm shall be deemed a waiver thereof, and every such right, power and remedy may be exercised by State Farm any one or more times or on any one or more occasions without exhaustion.

10. ATTORNEYS' FEES. If this Guaranty is placed in the hands of an attorney for enforcement on behalf of State Farm, Guarantor hereby agrees to pay all costs thereof, including, without limitation, the reasonable fees and disbursements of such attorney and/or his paralegal. Anything contained in this Guaranty or in any of the other Loan Documents to the contrary notwithstanding, whenever provision is made in this Guaranty or in any of the other Loan Documents for payment of "reasonable attorney's fees" or "reasonable attorney's and paralegal's fees" or words of similar import, the same shall mean and refer to the payment of actual attorney's (or paralegal's) fees incurred based upon the attorney's (or paralegal's) normal hourly rate and the number of hours worked.

11. MODIFICATIONS; RELEASES. This Guaranty may not be changed, amended or modified and no obligation of Guarantor may be released or waived by State Farm or any officer or agent of State Farm, except in writing signed by a duly authorized officer of State Farm.


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12.      WAIVERS. Guarantor waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest, dishonor, notice of dishonor and all other notice to which Guarantor might otherwise be entitled, or which might be required by law and require to be given by State Farm. Guarantor further agrees that there are absolutely no conditions or limitations to the undertakings on the part of Guarantor set forth in this Guaranty save those expressly written therein.

13. CLAIMS. Any claim or claims which State Farm may have against Guarantor under this Guaranty at any time or time hereafter shall be asserted by State Farm against Guarantor by written notice directed to Guarantor at the address of Guarantor set forth in the preamble to this Guaranty.

14. NOTICES. All notices required or permitted to be given by either party hereto shall be sent by registered or certified mail, return receipt requested or by nationally recognized overnight courier (e.g., Federal Express) to the party intended to receive such notice at the address shown in the preamble to this Guaranty.

15. GOVERNING LAW. This Guaranty shall be governed by, construed and enforced in accordance with the laws of the State of Florida.

16. BINDING EFFECT. This Guaranty is and shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of State Farm and its successors and assigns.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed, sealed and delivered in manner and form sufficient to legally bind it in accordance with the terms hereof on and as of the day and year first above written.

Signed, sealed and delivered in the               "GUARANTOR"
presence of the undersigned:
                                           ROBERTS REALTY INVESTORS, INC.,
                                           a Georgia corporation

  /s/ Sherevone D. Wade                    By:    /s/ Charles R. Elliott
------------------------------------       -------------------------------------
Signature of Witness                       Charles R. Elliott
                                           Its Secretary, Treasurer and Chief
  Sherevone D. Wade                        Financial Officer
------------------------------------
Print/Type Name of Witness
                                                  (Corporate Seal)
  /s/ Mal Sport
------------------------------------
Signature of Witness

  Mal Sport
------------------------------------
Print/Type Name of Witness


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STATE OF GEORGIA
COUNTY OF FULTON


         The foregoing instrument was acknowledged before me this 6th day of November, 2001 by Charles R. Elliott, as Secretary, Treasurer and Chief Financial Officer of Roberts Realty Investors, Inc., a Georgia corporation, on behalf of said corporation. He [X] is personally known to me or [__] has produced (insert type of identification) as identification.

                                       /s/ Joanne M. Roberts
                                     -------------------------------------------
                                     Name:  Joanne M. Roberts
                                          --------------------------------------
                                     Notary Public
                                     Commission No.
                                                    ----------------------------
                                     My Commission Expires:  August 16, 2002
                                                           ---------------------

                                                  (NOTARIAL SEAL)


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